UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2009
The South Financial Group, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina	29601

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (864) 255-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 11, 2009, South Financial Group, Inc. (“TSFG”) filed an amendment to its Amended and Restated Articles of Incorporation, included herewith as Exhibit 3.1, increasing its number of authorized shares of Common Stock from 200,000,000 to 325,000,000.
Item 7.01 Regulation FD Disclosure
TSFG held a Special Meeting of Shareholders on September 11, 2009. Attached as Exhibit 99.1 are the voting results associated with the items detailed in TSFG’s Proxy Statement dated August 6, 2009. At the meeting, shareholders approved (i) an amendment to TSFG’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 325,000,000 and (ii) the conversion of TSFG’s Mandatory Convertible Non-cumulative Preferred Stock, Series 2009-A (the “Series 2009 Preferred Stock”) into approximately 23,988,425 shares of TSFG common stock in accordance with the conversion terms of the Series 2009-A Preferred Stock.
Separately, effective September 15, 2009, Scott M. Frierson has resigned his position as President for TSFG’s banking markets in North Carolina and South Carolina (operated as Carolina First Bank).
Item 9.01 Financial Statements and Exhibits
(d)	The following exhibits are being filed herewith:

Exhibit No.	Description

Exhibit 3.1	Amendment to Amended and Restated Articles of Incorporation of The South Financial Group, Inc. filed on September 11, 2009

Exhibit 99.1	Special Meeting of Shareholders Voting Results

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

September 11, 2009	By:	/s/ William P. Crawford, Jr.
William P. Crawford, Jr.
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

Exhibit 3.1	Amendment to Amended and Restated Articles of Incorporation of The South Financial Group, Inc. filed on September 11, 2009

Exhibit 99.1	Special Meeting of Shareholders Voting Results